Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2023 relating to the financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Form 10-K, as filed with the United States Securities and Exchange Commission on March 14, 2024.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Denver, CO

June 12, 2024